UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  June 30, 2015
LUNA INNOVATIONS INCORPORATED
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-52008	54-1560050
(Commission File No.)	(IRS Employer Identification No.)

301 First Street, SW, Suite 200
Roanoke, Virginia 24011
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code:  540-769-8400
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    Following the merger between Luna Innovations Incorporated (“Luna”) and Advanced Photonix, Inc. (the “Merger”), on June 30, 2015, Luna’s board of directors (the “Board”) approved an amended and restated non-employee director compensation policy. Pursuant to the amended and restated non-employee director compensation policy, each non-employee director is entitled to an annual cash retainer for service on the Board and for service on each committee on which the director is a member. The chair of each committee receives a higher retainer for such service. The retainers are payable quarterly in advance. Directors also have the option to receive restricted stock or restricted stock units in lieu of the cash retainer. The retainers to be paid to each non-employee directors for service on the Board and for service on each committee on which the director is a member are as follows:

	MEMBER ANNUAL SERVICE RETAINER	CHAIRMAN ADDITIONAL ANNUAL SERVICE RETAINER
Board of Directors	$25,000	$25,000
Audit Committee	3,000	7,000
Compensation Committee	3,000	7,000
Nominating and Governance Committee	3,000	2,000
In addition, pursuant to the amended and restated non-employee director compensation policy, non-employee directors are entitled to receive an annual equity grant in the form of restricted stock units at the time of annual meeting of stockholders. The chair of the Board is entitled to receive restricted stock units with a value of $50,000 and other non-employee directors are entitled to receive restricted stock units with a value of $25,000. These restricted stock units will vest on the earlier of the one year anniversary of the grant date or the date of the next annual meeting of stockholders.
Donald Pastor, Gary Spiegel and Ed J. Coringrato Jr., who were appointed to the Board in connection with the Merger, received annual equity grants on June 30, 2015, the date the Board adopted the amended and restated non-employee director compensation policy. Because the remaining non-employee directors have previously received stock options in respect of their current terms as Director, which terms expire at Luna’s 2016 and 2017 annual meetings of stockholders, these directors will be entitled to begin receiving annual equity grants upon their respective reelections to the Board. Therefore, Richard W. Roedel will be eligible to begin receiving annual equity grants beginning in 2016 and Michael W. Wise and John B. Williamson, III will be eligible to begin receiving annual equity grants beginning in 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2015	LUNA INNOVATIONS INCORPORATED By: /s/ Scott A Graeff Scott A. Graeff Chief Strategy Officer, Secretary and Treasurer